UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-00595
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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MITEK SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MITEK SYSTEMS, INC.
8911 BALBOA AVE., SUITE B
SAN DIEGO, CALIFORNIA 92123

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD FEBRUARY 22, 2006

TO ALL STOCKHOLDERS OF
    MITEK SYSTEMS, INC.

The Annual Meeting of Stockholders of Mitek Systems, Inc. will be held at 1:00 p.m., local time, Wednesday, February 22, 2006, at Mitek’s executive offices located at 8911 Balboa Ave., Suite B, San Diego, California 92123, for the following purposes:

1.	To elect a board of seven directors to hold the office during the ensuing year or until their respective successors are elected and qualified. The Board of Directors intends to nominate as directors the seven persons identified in the accompanying proxy statement.

2.	To ratify the adoption of the Mitek Systems 2006 Stock Option Plan.

3.	To ratify the appointment of Stonefield Josephson, Inc. as our 2006 Auditors.

4.	To transact such business as may properly come before the meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on January 3, 2006 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and all adjournments thereof. A list of these stockholders will be open to examination by any stockholder at the meeting and for ten days prior thereto during normal business hours at our executive offices, 8911 Balboa Ave., Suite B, San Diego, California 92123.

Enclosed for your convenience is a form of proxy which may be used at the Annual Meeting and which, unless otherwise marked, authorizes the holders of the proxy to vote for the proposed slate of directors and as the proxy holder deems appropriate on any other matter brought before the Annual Meeting.

You are invited to attend the meeting in person. Even if you expect to attend, it is important that you sign, date and return the attached proxy promptly in the business reply envelope which requires no postage if mailed in the United States. It is important that your shares be represented at the meeting to assure the presence of a quorum. If you sign and send in a proxy, you may revoke it by executing a new proxy with a later date, by written notice of revocation to the secretary of the company at any time before it is voted, or by attendance at the meeting and voting in person.

By Order of the Board of Directors

John M. Thornton
Chairman of the Board

San Diego, California
January 16, 2006

MITEK SYSTEMS, INC.
8911 BALBOA AVE., SUITE B
SAN DIEGO, CALIFORNIA 92123

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

February 22, 2006

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mitek Systems, Inc. (the “Company”) for use at its Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 1:00 p.m., local time, Wednesday, February 22, 2006, at the company’s executive offices at 8911 Balboa Ave., Suite B, San Diego, CA 92123, and at any adjournments thereof.

We will pay the expenses of soliciting proxies for the Annual Meeting including the cost of preparing, assembling and mailing the proxy materials. Proxies may be solicited personally, by mail, by telephone, by facsimile, or by telegram, by our regularly employed officers and employees of the Company. Our officers and employees will not receive additional compensation for soliciting proxies. We may request persons holding stock in their names for others, such as brokers and nominees, to forward proxy materials to their principals and request authority to execute the proxy. We will reimburse any such brokers and nominees for their expenses in connection therewith.

Our 2005 Annual Report to Stockholders is included in this Proxy Statement, but is not incorporated in, and is not part of, this Proxy Statement and is not proxy-soliciting material. We intend to mail this Proxy Statement and the accompanying material to stockholders of record on or about January 17, 2006. The Company’s Annual Report will be provided free of charge to any stockholder upon written request to the Company at 8911 Balboa Ave., Suite B, San Diego, CA 92123.

VOTING

The holders of at least a majority of the voting power of the common stock outstanding on the record date must be present in person or by proxy at the Annual Meeting for the Annual Meeting to be held. Abstentions and broker non-votes are counted in determining whether at least a majority of the voting power of the common stock outstanding on the Record Date are present at the Meeting. The election of directors is decided by a plurality of the votes cast by holders of all shares represented and entitled to vote at the Annual Meeting. Each stockholder of record on January 3, 2006, is entitled to one vote for each share held on all matters to come before the meeting. The enclosed form of proxy provides a method for stockholders to withhold authority to vote for any one or more of the nominees for director while granting authority to vote for the remaining nominees. The names of all nominees are listed on the proxy card. If you wish to grant authority to vote for all nominees, check the box marked “FOR.” If you wish to withhold authority to vote for all nominees, check the box marked “WITHHOLD.” If you wish your shares to be voted for some nominees and not for one or more of the others, check the box marked “FOR” and indicate the nominee(s) for whom you are withholding the authority to vote by listing such nominee(s) in the space provided. If you check the box marked “WITHHOLD” your vote will be treated as an abstention and accordingly, your shares will neither be voted for nor against a director but will be counted for quorum purposes. Accordingly, withheld votes will not affect the outcome of the election of directors.

As of the close of business on January 3, 2006, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, we had a total of 15,556,345 shares of common stock issued and outstanding.

The enclosed form of proxy also provides a method for stockholders to vote for or against or to abstain from voting with respect to the ratification of the selection of Stonefield Josephson, Inc. as our 2006 auditors. By abstaining from voting for such, shares would not be voted either for or against, but would be counted for quorum purposes. While there may be instances in which a stockholder will wish to abstain, the Board of Directors encourages all stockholders to vote their shares in their best judgment and to participate in the voting process to the fullest extent possible.

Brokers who hold shares in street name for customers who are beneficial owners of such shares are prohibited from giving a proxy to vote such customers’ shares on “non-routine” matters in the absence of specific instructions from such customers. This is commonly referred to as a “broker non-vote.” Broker non-votes will be treated in the same manner as abstentions for voting and quorum purposes. Accordingly, broker non-votes will not affect the outcome of the election of directors.

The shares represented by proxies that are returned properly signed will be voted in accordance with the stockholder’s directions. If the proxy card is signed and returned without direction as to how the shares are to be voted, the shares will be voted as recommended by the Board of Directors. A stockholder giving a proxy may revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by written notice to the Company of the death or incapacity of the stockholder who executed the proxy.

The proxy will also be revoked if the person executing the proxy is present at the Annual Meeting and elects to vote in person. Unless revoked, the proxy will be voted as specified. The persons named as proxies were selected by the Board of Directors.

PROPOSALS OF STOCKHOLDERS

For proposals of stockholders to be included in our proxy materials to be distributed in connection with the 2007 annual meeting of stockholders, anticipated to be held in February 2007, we must receive such proposals in writing no later than September 16, 2006. The acceptance of such proposals is subject to Securities and Exchange Commission (the “Commission”) guidelines. Any stockholder proposal submitted with respect to our 2007 annual meeting of stockholders which is received by us after November 30, 2006 will be considered untimely for purposes of Rule 14a-4 and Rule 14a-5 under the Exchange Act and the Board of Directors may vote against such proposal using its discretionary voting authority as authorized by proxy.

PROPOSAL NO. 1

TO ELECT SEVEN DIRECTORS

ELECTION OF DIRECTORS

Pursuant to our Bylaws, the Board of Directors has fixed the number of authorized directors at seven. All seven directors are to be elected at the Annual Meeting, to hold office until the next annual meeting or until their successors are duly elected and qualified. The seven nominees receiving the highest number of votes will be elected.

Unless authorization to do so is withheld, it is intended that the persons named in the enclosed proxy will vote for the election of the nominees proposed by the Board of Directors, all of whom are presently directors of the Company. If any of the nominees should become unavailable for election before the Annual Meeting, the proxy will be voted for a substitute nominee or nominees, if any, designated by the Board of Directors.

The following table includes the names and certain information about the directors and executive officers of the Company. Each of the directors is also a nominee for election to the Board of Directors. All of the nominees named below have consented to being named herein and to serve, if elected.

Name	Age	Position
John M. Thornton	73	Chairman of the Board
Gerald I. Farmer, Ph. D (2)(3)	71	Director
James B. DeBello	47	Director, President and Chief Executive Officer
Sally B. Thornton	71	Director
William P. Tudor (1)	60	Director
Michael Bealmear (1)(2)(3)	58	Director
Vinton Cunningham (2)	69	Director

(1)	Compensation Committee

(2)	Audit Committee

(3)	Nominating & Corporate Governance Committee

Directors

John M. Thornton — Mr. Thornton, 73, has been a director of the Company since March 1986. He was appointed Chairman of the Board as of October 1, 1987 and served as President, Chief Executive Officer and Chief Financial Officer from September 1998 to May 2003, when he resigned from his positions as President and Chief Executive Officer. He resigned from his position as Chief Financial Officer in May 2005. He continues to serve as Chairman of the Board. Previously, he served as President of the Company from May 1991 through July 1991 and Chief Executive Officer from May 1991 through February 1992. From 1976 through 1988, Mr. Thornton served as Chairman and Vice Chairman of the Board at Micom Systems, Inc. Mr. Thornton was Chairman and President of Wavetek Corporation for 18 years. Mr. Thornton is also Chairman of the Board of Thornton Winery Corporation in Temecula, California. Mr. Thornton is the spouse of Sally B. Thornton, a director.

Gerald I. Farmer, Ph.D. — Dr. Farmer, 71, has been a director of the Company since May 1994. He was Executive Vice President of the Company from November 1992 until June 1997. Before joining the Company, Dr. Farmer was Executive Vice President of HNC Software, Inc. from January 1987 to November 1992. He has held senior management positions with IBM Corporation, Xerox, SAIC and Gould Imaging and Graphics.

James B. DeBello — Mr. DeBello, 47, has been a director of the Company since November 1994. He has been President and Chief Executive Officer of the Company since May 2003. Previously he was Chief Executive Officer of AsiaCorp Communications, Inc., a wireless data infrastructure and software company, from July 2001 to May 2003. He was Venture Chief Executive Officer for IdeaEdge Ventures, Inc., a venture capital company, from June 2000 to June 2001. From May 1999 to May 2000 he was President, Chief Operating Officer and a member of the Board of Directors of CollegeClub.com, an internet company. From November 1998 to April 1999 he was Chief Operating Officer of WirelessKnowledge, Inc.; a joint venture company formed between Microsoft and Qualcomm, Inc. Before that, from November 1996 to November 1998, Mr. DeBello held positions as Vice President, Assistant General Manager and General Manager of Qualcomm Inc.’s Eudora Internet Software Division, and Vice President of Product Management of Qualcomm Inc.’s Subscriber Equipment Division.

Sally B. Thornton — Ms. Thornton, 71, has been a director of the Company since April 1988. She has been a private investor for more than forty years. She served as a director of Micom Systems, Inc. from 1976 to 1988. From 1987 until 1996 she served as Chairman of Medical Materials, Inc, a composite plastics manufacturer. Ms. Thornton is on the Board of Directors of Thornton Winery Corporation in Temecula, California. She has been a Trustee of the Sjorgren’s Syndrome Foundation in New York and Stephens College in Missouri. Ms. Thornton is also a Life Trustee of the San Diego Museum of Art. Ms. Thornton is the spouse of John M. Thornton, Chairman of the Board.

William P. Tudor — Mr. Tudor, 60 has been a director of the Company since September 2004. He is President of Parent Tutor. Prior to that he was Executive Vice President of Scantron Corporation from July 2002 to July 2005. He was Chief Executive Officer of EdVision from June 1990 to July 2002.

Michael Bealmear — Mr. Bealmear, 58, has been a director of the Company since April 2004. He has been President and Chief Executive Officer of Hyperroll since 2004. He was EVP and President of Worldwide Operations at Sybase, Inc. from 2002 to 2004. From 2001 to 2000 he was CEO at Convansys, Inc., from 1999 to 2000 he was CEO at Spear Technologies, and from 1997 to 1998 he was EVP at Cadence Design Systems.

Vinton Cunningham — Mr. Cunningham, 69, has been a director of the Company since May 2005. Retired since 2002, he served as Sr. Vice-President-Finance of EdVision Corporation from 1993 to 2002. Mr. Cunningham was Chief Operating Officer and Chief Financial Officer of Founders Club Golf Company from 1990 to 1993. He was Vice President-Finance of Amcor Capital, Inc from 1985 to 1990. Mr. Cunningham was Chief Financial Officer and Treasurer of Superior Farming Company, a wholly owned subsidiary of Superior Oil Company, from 1981 to 1985.

Meetings

The Board of Directors schedules approximately four meetings during the fiscal year of which one is held immediately following the Annual Meeting of Stockholders and at the same location. Additional meetings may be called as the need arises. During the 2005 fiscal year, there were four meetings of the Board of Directors. No director attended fewer than 75 percent of the aggregate number of meetings held by the Board of Directors and the committees on which such director served during the 2005 fiscal year.

Board Committees

The Board of Directors has appointed from among its members three committees, the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee, to advise it on matters of special importance to the Company.

Audit Committee

The Audit Committee currently consists of three directors, Vinton Cunningham, Gerald I. Farmer and Michael Bealmear. David Holvey served as a member of the Audit Committee until December 2004, when he resigned from the Board of Directors. Each of directors Cunningham, Farmer and Bealmear is an “independent” director under the rules of the NASDAQ and meets the other qualifications under the regulations adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The Audit Committee acts under a written charter. Copies of the Audit Committee Charter, Nominating and Corporate Governance Committee Charter, Compensation Committee Charter, and Code of Conduct are available on the Company’s website at www.miteksystems.com by selecting “About Us” and “Investor Relations.”

Nominating and Corporate Governance Committee

The Company’s directors have a critical role in guiding the Company’s strategic direction and overseeing the management of the Company. Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the stockholders, and personal integrity and judgment. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of Mitek’s business.

Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company. Developments in corporate governance and financial reporting have resulted in an increased demand for such highly qualified and productive public company directors. The Nominating and Corporate Governance Committee will consider suggestions by stockholders for names of possible future nominees delivered in writing and received one hundred and twenty (120) days in advance of the Annual Meeting of Stockholders. Such recommendations should provide all information relating to such person that the stockholder desires to nominate that is required to be disclosed in solicitation of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. The members of the Nominating and Corporate Governance Committee are Messrs. Farmer and Bealmear, each of whom qualifies as an “independent” director under the rules of the NASDAQ.

Stockholder Communications to the Board

Stockholders may contact an individual director, the Board as a group, or a specified Board committee or group, including the non-employee directors as a group, at the following address: Corporate Secretary, Mitek Systems, Inc. 8911 Balboa Ave, Suite B, San Diego, CA 92123, Attn: Board of Directors. The Company will receive and process communications before forwarding them to the addressee. Directors generally will not be forwarded stockholder communications that are primarily commercial in nature, relate to improper or irrelevant topics, or request general information about the Company.

Compensation Committee

The Compensation Committee, which acts as the Administrative Committee for the 1986, 1988, 1996, 1999, 2000 and 2002 Stock Option Plans, during fiscal 2005 was composed of Michael Bealmear and William Tudor. The Compensation Committee reviews, analyzes and recommends compensation programs to the Board of Directors. It also decides to which key employees of the Company either incentive stock options or non-qualified stock options should be granted. During fiscal 2005, the Compensation Committee held two meetings. The members of the Compensation Committee are Messrs. Tudor and Bealmear.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors (the “Audit Committee”) has furnished the following report to stockholders of the Company in accordance with rules adopted by the Commission.

As described in its charter, the Audit Committee meets with the independent auditors and officers or other personnel of the Company responsible for the Company’s financial reports. The Audit Committee is responsible for reviewing the scope of the auditors’ examination of the Company and the audited results of the examination. The Audit Committee is also responsible for discussing with the auditors the scope, reasonableness and adequacy of internal accounting controls. The Audit Committee is not responsible for the planning or conduct of the audits or the determination that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. Among other matters, the Audit Committee considers and selects a certified public accounting firm as the Company’s independent auditor. The Audit Committee held five meetings during fiscal 2005.

In accordance with rules adopted by the Commission, the Audit Committee of the Company states that:

•	The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for the fiscal year 2005.

•	The Audit Committee has discussed with Stonefield Josephson, Inc, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as modified and supplemented.

•	The Audit Committee has received the written disclosures and the letter from Stonefield Josephson, Inc., required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), as modified and supplemented, and has discussed with the independent auditors, its independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005, for filing with the Commission.

Audit Committee

Vinton Cunningham
Gerald I. Farmer
Michael Bealmear

Director Compensation

The Company does not pay compensation for service as a director to persons employed by the Company (James B. DeBello). Subsequent to resigning as Chief Financial Officer, Mr. Thornton, as Chairman of the Board, receives compensation of $2,250 for each board meeting, while the other directors are paid $1,500 for each board meeting and $500 for each committee meeting they attend.

The Board of Directors recommends that you vote “FOR” the election of each nominee as a director of the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation we paid to our Chief Executive Officer and other executive officers who served as such at the end of fiscal 2005 and received annual compensation over $100,000.

Principal Position	Year	Salary ($)	Bonus ($)		Common Stock Underlying Options (#)
John M. Thornton	2005	190,962	—
Chairman (1)	2004	187,500	—
	2003	262,500	—

James B. DeBello	2005	300,385	—		800,000
President & Chief	2004	275,000	—
Executive Officer	2003	98,000	—

Tesfaye Hailemichael (2)	2005	67,872	—		150,000
Chief Financial Officer

Murali Narayanan	2005	165,000	—		160,000
V.P., Development	2004	165,000	—
	2003	36,000	—

Emmanuel DeBoucaud (3)	2005	150,000	$49,879	(3)	200,000
V.P., Sales	2004	37,500	—

(1)	.Mr. Thornton served as Chief Executive Officer of the Company through May 19, 2003 and served as Chief Financial Officer of the Company through May 9, 2005.

(2)	Mr. Hailemichael joined the Company in May 2005 and has an annualized salary of $173,250.

(3)	Mr. DeBoucaud joined the Company in July 2004 and has an annualized salary of $150,000. He received sales commissions of $49,879 during fiscal 2005.

Stock Options

The following table shows, as to the individuals named in the Summary Compensation Table, information concerning stock options granted during the fiscal year ended September 30, 2005.

Option Grants in Last Fiscal Year

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
	Number of Securities Underlying Options Granted (#)(1)	Total Options Granted to Employees in FY 2005 (%)	Exercise or Base Price ($/Share)	Expiration Date	5%($)	10%($)
John M. Thornton	-0-	N/A	N/A	N/A	N/A	N/A
James B. DeBello	400,000	44.91%	0.50	11/16/14	125,820	318,880
Murali Narayanan	25,000	2.8%	0.50	11/16/14	7,864	19,930
Tesfaye Hailemichael	150,000	16.84%	0.75	11/16/14	70,774	179,370
Emanuel DeBoucaud	-0-	N/A	N/A	N/A	N/A	N/A

(1)	Options vest monthly over a three-year period and have terms of ten years, subject to earlier termination on the occurrence of certain events related to termination of employment. In addition, the full vesting of the option is accelerated if there is a change in control of the Company.

(2)	The potential realizable value at assumed annual rates of stock price appreciation for the option term represents hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future common stock prices. These amounts represent assumed rates of appreciation in the value of our common stock from the fair market value on the date of the grant. The amounts reflected in the table may not necessarily be achieved.

The following table shows, as to the individuals named in the Summary Compensation Table, information concerning stock option values at the fiscal year end September 30, 2005.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

	Number of Securities Underlying Unexercised Options at FY End		Value of Unexercised In-the Money Options at FY-End ($)(1)
	Exercisable	Unexercisable	Exercisable	Unexercisable
John M. Thornton	—	—	—	—
James B. DeBello	422,221	377,779	55,555	144,445
Murali Narayanan	92,778	49,167	12,864	23,786
Tesfaye Hailemichael	16,667	133,333	12,500	100,000
Emmanuel DeBoucaud	77,778	122,222	53,667	84,333

(1)	Based on a closing bid price of $.82 on September 30, 2005 as reported on the OTC BB.

REPORT OF THE COMPENSATION COMMITTEE

As members of the Compensation Committee it is our duty to monitor the performance and compensation of executive officers and other key employees, to review compensation plans and to administer the Company’s Stock Option Plans. The Company’s executive and key employee compensation programs are designed to attract, motivate and retain the executive talent needed to enhance stockholder value in a competitive environment. Our fundamental philosophy is to relate the amount of compensation “at risk” for an executive directly to his or her contribution to the Company’s success in achieving superior performance goals and to the overall success of the Company. The Company’s executive and key employee compensation program consists of a base salary component, a component providing the potential for an annual bonus based on overall Company performance as well as individual performance, and a component providing the opportunity to earn stock options that focus the executives and key employees on building stockholder value through meeting longer-term financial and strategic goals.

In designing and administering its executive compensation program, the Company tries to strike an appropriate balance among these various elements, each of which is discussed in greater detail below.

In applying these elements to arrive at specific amounts or awards, the members of the Compensation Committee apply their subjective evaluation of these various factors and arrive at consensus through discussion. While specific numerical criteria may be used in evaluating achievement of individual or Company goals, the extent of achieving such goals is then factored in with other more subjective criteria to arrive at the final compensation or award decision.

Base Salary

The Company’s salary program is designed to reflect individual performance related to the Company’s overall financial performance as well as competitive practice. Salary reviews are typically performed annually in conjunction with a performance review. Salary increases are dependent on the achievement of individual and corporate performance goals.

The Executive and Key Employee Bonus Plan

The Executive and Key Employee Bonus Plan is designed to reward Company executives and other key employees for their contributions to corporate goals. Corporate goals are established as part of the annual operating plan process. Overall corporate goals include target levels of pre-tax, pre-bonus profit and net revenue.

Bonus achievement is dependent upon meeting or exceeding the company’s minimum goals for pre-tax, pre-bonus and net revenue. For fiscal 2005, no bonus award for any participant was payable as the Company did not achieve its goals.

Stock Option Plans

The Company’s 1996 Stock Option Plan (the “1996 Plan”) authorizes the Company to grant its directors, officers and key employees options to buy up to 1,000,000 shares of the Company’s common stock. At September 30, 2005, 5,000 shares were subject to outstanding options and none remained available for future grants under the 1996 Plan. The Company’s 1999 Stock Option Plan (the “1999 Plan”) authorizes the Company to grant its directors, officers, employees and consultants options to purchase up to 1,000,000 shares of the Company’s common stock. At September 30, 2005, 894,052 shares were subject to outstanding options and 19,967 were available for future grants under the 1999 Plan. The Company’s 2000 Stock Option Plan (the “2000 Plan”) authorizes the Company to grant its directors, officers, employees and consultants options to purchase up to 1,000,000 shares of the Company’s common stock. At September 30, 2005, 267,167 shares were subject to outstanding options and 593,921 were available for future grants under the 2000 Plan. The Company’s 2002 Stock Option Plan (the “2002 Plan”) authorizes the Company to grant its directors, officers, employees and consultants options to purchase up to 1,000,000 shares of the Company’s common stock. At September 30, 2005, 440,500 shares were subject to outstanding options and 559,500 were available for future grants under the 2002 Plan. Additionally, under a compensation agreement with Mr. DeBello, in 2003 he was granted options to purchase 400,000 shares of the Company’s common stock at an exercise price of $1.06 per share.

The Company’s stock option plans are designed to:

1.	Encourage and create ownership and retention of the Company’s stock;

2.	Balance long-term with short-term decision making;

3.	Link the officers’ or key employees’ financial success to that of the stockholders;

4.	Focus attention on building stockholder value through meeting longer-term financial and strategic goals; and

5.	Ensure broad-based participation of key employees (all employees currently participate in the Stock Option Plans).

401(k) Savings Plan

In 1990 the Company established an Employee Savings Plan (the “Savings Plan”) intended to qualify under Section 401(k) of the Internal Revenue Code of 1986 as amended (the “Code”), which is available to all employees who satisfy the Plan’s age and service requirement. The Savings Plan allows an employee to defer up to 15% of the employee’s compensation for the pay period elected in his or her salary deferral agreement on a pre-tax basis pursuant to a cash or deferred arrangement under Section 401(k) of the Code (subject to maximums permitted under federal law). This contribution will generally not be subject to federal tax until it is distributed from the Savings Plan. In addition these contributions are fully vested and non-forfeitable. Contributions to the Savings Plan are deposited in a trust fund established in connection with the Savings Plan. The Company may make discretionary contributions to the Savings Plan at the end of each fiscal year as deemed appropriate by the Board of Directors. Vested amounts allocated to each participating employee are distributed in the event of retirement, death, disability or other termination of employment. For fiscal 2005 the Compensation Committee determined that participants would not receive a matching contribution.

Other Compensation Plans

The Company has adopted certain broad-based employee benefit plans in which executive officers have been permitted to participate. The incremental cost to the Company of benefits provided to executive officers under these life and health insurance plans is less than 10% of the base salaries for executive officers for fiscal 2005. Benefits under these broad-based plans are not directly or indirectly tied to Company performance.

Compensation Committee
William Tudor
Michael Bealmear

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

The table below shows, as of January 3, 2006, the amount and class of the Company’s voting stock owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by (i) each director of the Company, (ii) the executive officers named in the Summary Compensation Table, (iii) all directors and executive officers as a group and (iv) each person known by us to own beneficially 5% or more of any class of the Company’s voting stock (except as noted below). The business address for each of these stockholders is c/o Mitek Systems, Inc., 8911 Balboa Ave., Suite B, San Diego, CA 92123.

Name of beneficial Owner or Identify of Group	Number of shares of common stock Beneficially Owned		Percent of Class
John M. and Sally B. Thornton	2,699,959	(1)	17.36%
Gerald I. Farmer	40,000	(2)	.26%
James B. DeBello	800,000	(3)	4.89%
Michael Bealmear	30,000	(4)	.19%
Robert David Holvey(5)	-0-		-0-
William Tudor	50,000	(6)	.32%
Murali Narayanan	160,000	(7)	1.02%
Emmanuel DeBoucard	200,000	(8)	1.27%
Vinton Cunningham	15,000	(9)	.10%
Tesfaye Hailemichael	150,000	(10)	.96%
Directors and Officers as a Group	4,144,959	(11)	24.38%

(1)	John M. Thornton and Sally B. Thornton, husband and wife, are trustees of a family trust, and are each directors of the Company.

(2)	Represents 40,000 shares of common stock subject to options exercisable within 60 days of January 3, 2006.

(3)	Represents 800,000 shares of common stock subject to options exercisable within 60 days of January 3, 2006.

(4)	Represents 30,000 shares of common stock subject to options exercisable within 60 days of January 3, 2006.

(5)	Mr. Holvey was a director of the Company until his resignation in December 2004.

(6)	Represents 35,000 shares of common stock held by Mr. Tudor, and 15,000 shares of common stock subject to options exercisable within 60 days of January 3, 2006..

(7)	Represents 160,000 shares of common stock subject to options exercisable within in 60 days of January 3, 2006.

(8)	Represents 200,000 shares of common stock subject to options exercisable within 60 days of January 3, 2006

(9)	Represents 15,000 shares of common stock subject to options exercisable within 60 days of January 3, 2006.

(10)	Represents 150,000 shares of common stock subject to options exercisable within 60 days of January 3, 2006.

(11)	Includes 1,410,000 shares of common stock subject to options exercisable within 60 days of January 3, 2006.

Information with respect to beneficial ownership is based on information furnished to the Company by each person identified above.

Equity Compensation Plan Information

The following table sets forth information, as of September 30, 2005, with respect to the Company’s compensation plans under which common stock is authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,006,719	1.06	1,173,388
Equity compensation plans not approved by security holders	-0-	-0-	-0-
Total	2,006,719	1.06	1,173,388

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of Forms, 3, 4, and 5 and amendments thereto furnished to us, we are not aware of any director, officer or beneficial owner of 10% of our common stock that failed to file on a timely basis as disclosed on the above forms, reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, during fiscal year 2005, except that Messrs. DeBello, Bealmear, Farmer, Narayanan and Tudor each filed a late Form 4 in connection with options granted in November 2004 for 15,000 shares each (25,000 for Mr. Narayanan).

PROPOSAL NO. 2

RATIFICATION OF THE 2006 STOCK OPTION PLAN

The Board of Directors believes that attracting and retaining highly qualified key employees and directors is essential to the growth and success of Mitek. In this regard, stock options have been and will continue to be an important element of our compensation program because options enable our directors, employees and providers of services to acquire or increase their proprietary interest in Mitek, thereby promoting a close identity of interests between such individuals and the Mitek stockholders. Options also provide an increased incentive to option holders to expend their maximum efforts for the success of our business.

The Board of Directors believes it is in the interests of Mitek and its stockholders that the ability of the Company to grant stock option awards be continued. Accordingly, on January 9, 2006, the Board of Directors adopted, subject to stockholder approval, the Mitek Systems, Inc. 2006 Stock Option Plan (the “2006 Plan”). The following discussion of the material features of the 2006 Plan is qualified by reference to the text of the 2006 Plan set forth in Appendix A hereto.

Stock Options. The Compensation Committee of the Board of Directors (the “Committee”) is authorized to grant stock options, including both incentive stock options (“ISOs”), which can result in potentially favorable tax treatment to the participant, and nonqualified stock options. Except as provided in the 2006 Plan, generally the exercise price per share of common stock subject to an option is determined by the Committee, provided that the exercise price of an ISO may not be less than the fair market value of the common stock on the date of grant. The term of each such option and the times at which each such option shall be exercisable generally will be fixed by the Committee, except no option will have a term exceeding ten years. Upon the termination of an optionholder’s employment with Mitek other than for cause, all the unvested options will immediately expire and the vested options will expire three months after the occurrence giving rise to termination. Upon the termination of an optionholder’s employment for cause, all of his options will expire on the date of the occurrence giving rise to the termination. Options may be exercised by payment of the exercise price in cash, stock or promissory note, or as the Committee may determine from time to time in accordance with applicable law.

Shares Subject to the Plan. Under the 2006 Plan, 1,000,000 shares of common stock will be available for issuance of options. The maximum number of shares of common stock which may be granted to any individual under the 2006 Plan in any one-year period shall not exceed 500,000 shares, subject to the adjustments described in the next paragraph.

Adjustments Upon Changes in Capitalization. The 2006 Plan provides that, in the event of any change in Mitek’s capital structure that effects an increase or decrease in the number of outstanding shares of Mitek common stock without receipt of consideration, the number of shares of common stock covered by each outstanding option, and the exercise price thereof, shall be proportionately adjusted by the Committee. The 2006 Plan provides that, in the event of certain capital transactions, all outstanding options will terminate upon such capital transaction unless they are assumed by a successor corporation, provided that all vested options may be exercised during the 15 days prior to the capital transaction. The Committee may choose to accelerate the vesting of any option.

Eligibility. Any officer, director or employee of, and certain persons rendering services to Mitek or its subsidiaries is eligible to receive awards under the 2006 Plan. Only employees may receive ISO’s under the 2006 Plan.

Administration. The Committee will administer the 2006 Plan. Subject to the terms and conditions of the 2006 Plan, the Committee is authorized to designate participants who are employees, directors or consultants of the Company and its subsidiaries, determine the number of options to be granted, set terms and conditions of such options, interpret the 2006 Plan, specify rules and regulations relating to the 2006 Plan, and make all other determinations which may be necessary or advisable for the administration of the 2006 Plan.

Other Terms of Options. The flexible terms of the 2006 Plan will permit the Committee to impose performance conditions with respect to any option. Performance conditions may require that an option be forfeited, in whole or in part, if performance objectives are not met, or require that the time of exercisability of an option be linked to achievement of performance conditions.

No options may be granted under the 2006 Plan after January 8, 2016.

The exercise of an option is conditioned on the withholding of taxes. Options granted under the 2006 Plan may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of intestate succession.

The Board of Directors may, subject to any stockholder approval required by applicable law, amend the 2006 Plan with respect to any shares of common stock at that time not subject to options.

Federal Tax Consequences of the 2006 Plan. The federal income tax consequences of the grant, exercise and disposition of stock options are complex. A summary of the more significant federal income tax consequences of options granted pursuant to the 2006 Plan is set forth below; however, each optionee is advised to consult his or her individual tax advisor concerning their personal tax consequences. In addition, optionees may be subject to state taxation, which may vary from the federal income tax treatment described below.

Incentive Stock Options

No gain or loss is realized upon the grant or exercise of an ISO. However, the excess of the fair market value of the stock received upon the exercise of an ISO over the exercise price is an “item of tax preference” for purposes of the alternative minimum tax described under Code Section 55.

Gain or loss realized on the disposition of stock acquired pursuant to the exercise of an ISO is long-term capital gain or loss if the stock is held for at least 2 years from the date of the grant and 1 year from the date of exercise. There are no tax consequences to the Company upon the grant or exercise of an ISO if these holding requirements are met. If stock acquired pursuant to the exercise of an ISO is disposed of without satisfying the holding requirements at a price in excess of the exercise price, the optionee will recognize, at the time of sale, ordinary income equal to the lesser of (1) the gain on the sale, or (2) the excess of the fair market value over the option exercise price on the date of exercise. Any additional gain in such event will be capital gain. Further, the Company would be allowed a deduction for federal income tax purposes equal to the ordinary income recognized by the optionee.

Nonqualified Option

A participant who is granted a Nonqualified Option under the 2006 Plan will not recognize taxable income upon the grant of the option. An optionee will recognize ordinary income upon the exercise of an option in an amount equal to the excess of the fair market value of the stock at the time of exercise over the exercise price. However, if the underlying stock is restricted, the recognition of the ordinary income will be deferred until the lapse of the restriction. A deduction for federal income tax purposes will be allowed to Mitek in an amount equal to the ordinary income taxable to an optionee upon exercise, provided that such amount constitutes an ordinary and necessary business expense to Mitek and Mitek satisfies certain withholding and reporting requirements.

An optionee’s tax basis in the shares received on exercise of a Nonqualified Option will be equal to the amount of any cash paid by the optionee on exercise, plus the amount of ordinary income recognized as a result of the receipt of such shares. Any gain or loss recognized upon the disposition of a Nonqualified Option will be capital gain.

The ordinary income recognized by an employee with respect to the exercise of an option, will be subject to both wage withholding and employment taxes. The holding period for such shares will begin on the date of exercise.

The foregoing statement is based on present federal tax laws and regulations, and is not a complete description of the federal income tax aspects of the 2006 Plan. In addition, participants may be subject to certain state taxes, which are not described herein. Accordingly, each participant should consult his or her tax advisor with regard to the tax aspects of his or her participation in the 2006 Plan.

The Board of Directors recommends that you vote “FOR” this proposal.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF AUDITORS

The Audit Committee of the Board of Directors has selected the firm of Stonefield Josephson, Inc., independent certified public accountants, to serve as auditors for the fiscal year ending September 30, 2006. A representative of Stonefield Josephson, Inc. (“Stonefield Josephson”) will be present at the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions.

The Audit Committee considers and selects our independent auditor. As approved and directed by the Audit Committee, on October 4, 2004, we dismissed Deloitte & Touche LLP (“Deloitte & Touche”) as our independent auditor. As approved and directed by our Audit Committee, on October 4, 2004, Mitek engaged Stonefield Josephson as our independent auditor to audit our financial statements for the year ended September 30, 2004.

During our two most recent fiscal years and any subsequent interim period prior to the dismissal of Deloitte & Touche, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, would have caused it to make reference to the subject matter of the disagreements in connection with its report and there occurred no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K as promulgated by the SEC.

Deloitte & Touche’s reports on our consolidated financial statements for the years ended September 30, 2003 and September 30, 2002, did not contain an adverse opinion or disclaimer of opinion, nor were such audit reports qualified or modified as to uncertainty, audit scope or accounting principles.

During our two most recent fiscal years and any subsequent interim period prior to the engagement of Stonefield Josephson we did not consult with Stonefield Josephson with respect to any of the matters enumerated in Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.

Audit Fees

The fees for professional services rendered for the audit of our financial statements for each of the fiscal years ended September 30, 2005 and September 30, 2004, and the reviews of the financial statements included in our Quarterly Reports on Form 10-Q (or 10-QSB) or services normally provided by the independent auditor in connection with statutory or regulatory filings or engagements for each of these fiscal years, were $128,000 and $103,000 respectively.

Audit Related Fees

There were no audit related fees for the fiscal years ended September 30, 2005 or September 30, 2004.

Tax Fees

There were no fees for tax compliance, tax advice or tax planning billed or expected to be billed by our independent auditors for the fiscal years ended September 30, 2005 or September 30, 2004.

All Other Fees

Other than described above, there were no other fees paid to our independent auditors. The Audit Committee believes there were no services provided by the our independent auditors which would effect their independence.

Pre-Approval Policies

In accordance with the Audit Committee Charter, attached hereto as Appendix B, the Audit Committee has established policies and procedures by which it approves in advance any audit and permissible non-audit services to be provided by the Company’s independent auditors. Under these procedures, prior to the engagement of the independent auditor for pre-approved services, requests or applications for the auditors to provide services must be submitted to the Audit Committee and must include a detailed description of the services to be rendered. The chief financial officer and the independent auditors must ensure that the independent auditors are not engaged to perform the proposed services unless those services are within the list of services that have received the Audit Committee’s pre-approval and must cause the Audit Committee to be informed in a timely manner of all services rendered by the independent auditors and the related fees.

Each request or application must include:

•  a recommendation by the chief financial officer as to whether the Audit Committee should approve the request or application; and

•  a joint statement of the chief financial officer and the auditors as to whether, in their view, the request or application is consistent with the Securities and Exchange Commission’s and the requirements for auditor independence of the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee also will not permit the independent auditors to be engaged to provide any services to the extent that the Securities and Exchange Commission has prohibited the provision of those services by independent auditors, which generally include:

•	bookkeeping or other services related to accounting records or financial statements;

•	financial information systems design and implementation;

•	appraisal or valuation services, fairness opinions or contribution-in-kind reports;

•	actuarial services;

•	internal audit outsourcing services;

•	management functions;

•	human resources;

•	broker-dealer, investment adviser or investment banking services;

•	legal services;

•	expert services unrelated to the audit; and

•	any service that the PCAOB determines is not permissible.

The Board of Directors recommends that you vote “FOR” this proposal.

OTHER BUSINESS

The Annual Meeting is called for the purposes set forth in the attached Notice of Annual Meeting of Stockholders. We are not aware of any matters for action by stockholders at this meeting other than those described in the Notice. The enclosed proxy, however, will confer discretionary authority with respect to matters that are not known at the date of printing hereof and which may properly come before the Annual Meeting or any adjournment thereof. The proxy holders intend to vote in accordance with their best judgment on any such matters.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors

John M. Thornton
Chairman of the Board

San Diego, California
January 16, 2006

APPENDIX A

MITEK SYSTEMS, INC.
2006 STOCK OPTION PLAN

1.    PURPOSE.    This Stock Option Plan (the “Plan”) is intended to serve as an incentive to, and to encourage stock ownership by certain eligible participants rendering services to Mitek Systems, Inc., a Delaware corporation, and certain affiliates as set forth below (the “Corporation”), so that they may acquire or increase their proprietary interest in the Corporation and to encourage them to remain in the service of the Corporation.

2.    ADMINISTRATION.

2.1    Committee.    The Plan shall be administered by the Board of Directors of the Corporation (the “Board of Directors”), or a committee of two or more members appointed by the Board of Directors (the “Committee”) who are Non-Employee Directors as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934 and an outside director as defined in Treasury Regulation § 1.162-27(e)(3). If a Committee is appointed, it shall select one of its members as Chairman and shall appoint a Secretary, who need not be a member of the Committee. The Committee shall hold meetings at such times and places as it may determine and minutes of such meetings shall be recorded. Acts by a majority of the Committee in a meeting at which a quorum is present and acts approved in writing by a majority of the members of the Committee shall be valid acts of the Committee.

2.2    Term.    If the Board of Directors selects a Committee, the members of the Committee shall serve on the Committee for the period of time determined by the Board of Directors and shall be subject to removal by the Board of Directors at any time. The Board of Directors may terminate the function of the Committee at any time and resume all powers and authority previously delegated to the Committee.

2.3    Authority.    The Committee shall have sole discretion and authority to grant options under the Plan to eligible participants rendering services to the Corporation or any “parent” or “subsidiary” of the Corporation, as defined in Section 424 of the Internal Revenue Code of 1986, as amended (the “Code”) (“Parent or Subsidiary”), at such times, under such terms and in such amounts as it may decide. For purposes of this Plan and any Stock Option Agreement (as defined below), the term “Corporation” shall include any Parent or Subsidiary, if applicable. Subject to the express provisions of the Plan, the Committee shall have complete authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to the Plan, to determine the details and provisions of any Stock Option Agreement, to accelerate any options granted under the Plan and to make all other determinations necessary or advisable for the administration of the Plan.

2.4    Type of Option.    The Committee shall have full authority and discretion to determine, and shall specify, whether the eligible individual will be granted options intended to qualify as incentive options under Section 422 of the Code (“Incentive Options”) or options which are not intended to qualify under Section 422 of the Code (“Non-Qualified Options”); provided, however, that Incentive Options shall only be granted to employees of the Corporation, or a Parent or Subsidiary thereof, and shall be subject to the special limitations set forth herein attributable to Incentive Options.

2.5    Interpretation.    The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under the Plan shall be final and binding on all parties having an interest in this Plan or any option granted hereunder. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under the Plan.

3.    ELIGIBILITY.

3.1    General.    All directors, officers, employees of and consultants to the Corporation, or any Parent or Subsidiary relative to the Corporation’s, or any Parent’s or Subsidiary’s management, operation or development shall be eligible to receive options under the Plan. The selection of recipients of options shall be within the sole and absolute discretion of the Committee. No person shall be granted an Incentive Option under this Plan unless such person is an employee of the Corporation, or a Parent or Subsidiary on the date of grant. No person shall be granted an option under this Plan unless such person has executed, if requested by the Committee, the grant representation letter set forth on Exhibit “A,” as such Exhibit may be amended by the Committee from time to time. No person shall be granted more than 500,000 options in any one-year period.

3.2    Termination of Eligibility.

3.2.1    If an optionee ceases to be employed by the Corporation, or its Parent or Subsidiary, is no longer an officer or member of the Board of Directors of the Corporation, or no longer performs services for the Corporation, or its Parent or Subsidiary, for any reason (other than for “cause,” as hereinafter defined, or such optionee’s death), any option granted hereunder to such optionee shall expire three months after the occurrence giving rise to such termination of eligibility (or 1 year in the event an optionee is “disabled,” as defined in Section 22(e)(3) of the Code) or upon the date it expires by its terms, whichever is earlier. Any option that has not vested in the optionee as of the date of such termination shall immediately expire and shall be null and void. The Committee shall, in its sole and absolute discretion, decide, utilizing the provisions set forth in Treasury Regulations § 1.421-7(h), whether an authorized leave of absence or absence for military or governmental service, or absence for any other reason, shall constitute termination of eligibility for purposes of this Section.

3.2.2    If an optionee ceases to be employed by the Corporation, or its Parent or Subsidiary, is no longer an officer or member of the Board of Directors of the Corporation, or no longer performs services for the Corporation, or its Parent or Subsidiary, and such termination is as a result of “cause,” as hereinafter defined, then all options granted hereunder to such optionee shall expire on the date of the occurrence giving rise to such termination of eligibility or upon the date it expires by its terms, whichever is earlier, and such optionee shall have no rights with respect to any unexercised options. For purposes of this Plan, “cause” shall mean an optionee’s personal dishonesty, misconduct, breach of fiduciary duty, incompetence, intentional failure to perform stated obligations, willful violation of any law, rule, regulation or final cease and desist order, or any material breach of any provision of this Plan, any Stock Option Agreement or any employment agreement.

3.3    Death of Optionee and Transfer of Option.    In the event an optionee shall die, an option may be exercised (subject to the condition that no option shall be exercisable after its expiration and only to the extent that the optionee’s right to exercise such option had accrued at the time of the optionee’s death) at any time within six months after the optionee’s death by the executors or administrators of the optionee or by any person or persons who shall have acquired the option directly from the optionee by bequest or inheritance. Any option that has not vested in the optionee as of the date of death or termination of employment, whichever is earlier, shall immediately expire and shall be null and void. No option shall be transferable by the optionee other than by will or the laws of intestate succession.

3.4    Limitation on Incentive Options.    No person shall be granted any Incentive Option to the extent that the aggregate fair market value of the Stock (as defined below) to which such options are exercisable for the first time by the optionee during any calendar year (under all plans of the Corporation as determined under Section 422(d) of the Code) exceeds $100,000.

4.    IDENTIFICATION OF STOCK.    The Stock, as defined herein, subject to the options shall be shares of the Corporation’s authorized but unissued or acquired or reacquired common stock (the “Stock”). The aggregate number of shares subject to outstanding options shall not exceed 1,000,000 shares of Stock (subject to adjustment as provided in Section 6). If any option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of this Plan. Notwithstanding the above, at no time shall the total number of shares of Stock issuable upon exercise of all outstanding options and the total number of shares of Stock provided for under any stock bonus or similar plan of the Corporation exceed 30% as calculated in accordance with the conditions and exclusions of §260.140.45 of Title 10, California Code of Regulations, based on the shares of the issuer which are outstanding at the time the calculation is made.

5.    TERMS AND CONDITIONS OF OPTIONS.    Any option granted pursuant to the Plan shall be evidenced by an agreement (“Stock Option Agreement”) in such form as the Committee shall from time to time determine, which agreement shall comply with and be subject to the following terms and conditions:

5.1    Number of Shares.    Each option shall state the number of shares of Stock to which it pertains.

5.2    Option Exercise Price.    Each option shall state the option exercise price, which shall be determined by the Committee; provided, however, that (i) the exercise price of any Incentive Option shall not be less than the fair market value of the Stock, as determined by the Committee, on the date of grant of such option, (ii) the exercise price of any option granted to any person who owns more than 10% of the total combined voting power of all classes of the Corporation’s stock, as determined for purposes of Section 422 of the Code, shall not be less than 110% of the fair market value of the Stock, as determined by the Committee, on the date of grant of such option, and (iii) the exercise price of any Non-Qualified Option shall not be less than

85% of the fair market value of the Stock, as determined by the Committee, on the date of grant of such option. In the event that the fair market value of the price of the common stock declines below the price at which the option is granted, the Committee shall have the discretion and authority to cancel, reduce, or otherwise modify the price of any unexercised option, including, but not limited to, a regrant of the option at a new price more commensurate with the fair market value of the stock. The Committee must receive the approval of the Board of Directors before any action is taken in accordance with this provision.

5.3    Term of Option.    The term of an option granted hereunder shall be determined by the Committee at the time of grant, but shall not exceed ten years from the date of the grant. The term of any Incentive Option granted to an employee who owns more than 10% of the total combined voting power of all classes of the Corporation’s stock, as determined for purposes of Section 422 of the Code, shall in no event exceed five years from the date of grant. All options shall be subject to early termination as set forth in this Plan. In no event shall any option be exercisable after the expiration of its term.

5.4.    Method of Exercise.    An option shall be exercised by written notice to the Corporation by the optionee (or successor in the event of death) and execution by the optionee of an exercise representation letter in the form set forth on Exhibit “B,” as such Exhibit may be amended by the Committee from time to time. Such written notice shall state the number of shares with respect to which the option is being exercised and designate a time, during normal business hours of the Corporation, for the delivery thereof (“Exercise Date”), which time shall be at least 30 days after the giving of such notice unless an earlier date shall have been mutually agreed upon. At the time specified in the written notice, the Corporation shall deliver to the optionee at the principal office of the Corporation, or such other appropriate place as may be determined by the Committee, a certificate or certificates for such shares. Notwithstanding the foregoing, the Corporation may postpone delivery of any certificate or certificates after notice of exercise for such reasonable period as may be required to comply with any applicable listing requirements of any securities exchange. In the event an option shall be exercisable by any person other than the optionee, the required notice under this Section shall be accompanied by appropriate proof of the right of such person to exercise the option.

5.5    Medium and Time of Payment.    The option exercise price shall be payable in full on or before the option Exercise Date in any one of the following alternative forms:

5.5.1    Full payment in cash or certified bank or cashier’s check;

5.5.2    Subject to Section 5.5.7 hereof, a Promissory Note (as defined below);

5.5.3    Full payment in shares of Stock having a fair market value on the Exercise Date in the amount equal to the option exercise price;

5.5.4    Subject to Section 5.5.7 hereof, through a special sale and remittance procedure pursuant to which the optionee shall concurrently provide irrevocable written instruction to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date pursuant to an irrevocable assignment by the optionee, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

5.5.5    A combination of the consideration set forth in Sections 5.5.1, through 5.5.4 equal to the option exercise price; or

5.5.6    Any other method of payment complying with the provisions of Section 422 of the Code with respect to Incentive Options, provided the terms of payment are established by the Committee at the time of grant and any other method of payment established by the Committee with respect to Non-Qualified Options.

5.5.7    Notwithstanding the foregoing, the methods of payment described in Section 5.5.2 and Section 5.5.4 shall not be available to any optionee classified as “a director or executive officer (or equivalent thereof)” within the meaning of Section 402 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) at the time of the exercise, unless such optionee provides to the Corporation a written opinion of counsel satisfactory to the Corporation that the proposed medium of payment is not prohibited by Sarbanes-Oxley.

5.6    Fair Market Value.    The fair market value of a share of Stock on any relevant date shall be determined in accordance with the following provisions:

5.6.1    If the Stock at the time is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value shall be determined by the Committee after taking into account the factors found in § 260.140.50 of Title 10, California Code of Regulations and such other factors as the Committee shall deem appropriate.

5.6.2    If the Stock is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market, the fair market value shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) of one share of Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its OTCBB system or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Stock on the date in question, then the mean between the highest bid and lowest asked prices (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of fair market value.

5.6.3    If the Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price of one share of Stock on the date in question on the stock exchange determined by the Committee to be the primary market for the Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no sale of Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

5.7    Promissory Note.    Subject to the requirements of applicable state or Federal law or margin requirements, payment of all or part of the purchase price of the Stock may be made by delivery of a full recourse promissory note (“Promissory Note”). The Promissory Note shall be executed by the optionee, made payable to the Corporation and bear interest at such rate as the Committee shall determine, but in no case less than the minimum rate which will not cause under the Code (i) interest to be imputed, (ii) original issue discount to exist, or (iii) any other similar results to occur. Unless otherwise determined by the Committee, interest on the Note shall be payable in quarterly installments on March 31, June 30, September 30 and December 31 of each year. A Promissory Note shall contain such other terms and conditions as may be determined by the Committee; provided, however, that the full principal amount of the Promissory Note and all unpaid interest accrued thereon shall be due not later than five years from the date of exercise. The Corporation may obtain from the optionee a security interest in all shares of Stock issued to the optionee under the Plan for the purpose of securing payment under the Promissory Note and may retain possession of the stock certificates representing such shares in order to perfect its security interest.

5.8    Rights as a Shareholder.    An optionee or successor shall have no rights as a shareholder with respect to any Stock underlying any option until the date of the issuance to such optionee of a certificate for such Stock. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Stock certificate is issued, except as provided in Section 6.

5.9    Modification, Extension and Renewal of Options.    Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not exercised) and authorize the granting of new options in substitution therefor.

5.10    Vesting and Restrictions.    The Committee shall have complete authority and discretion to set the terms, conditions, restrictions, vesting schedules and other provisions of any option in the applicable Stock Option Agreement and shall have complete authority to require conditions and restrictions on any Stock issued pursuant to this Plan; provided, however, that except with respect to options granted to officers or directors of the Corporation, options granted pursuant to this Plan shall be exercisable or “vest” at the rate of at least 20% per year over the 5-year period beginning on the date the option is granted. Options granted to officers and directors shall become exercisable or “vest,” subject to subject to the condition of continued employment and/or continued service on the Board of Directors, as appropriate. The maximum vesting period for options granted to officers or directors will be ten years from the date of grant.

5.11    Other Provisions.    The Stock Option Agreements shall contain such other provisions, including without limitation, restrictions or conditions upon the exercise of options, as the Committee shall deem advisable.

6.    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

6.1    Subdivision or Consolidation.    Subject to any required action by shareholders of the Corporation, the number of shares of Stock covered by each outstanding option, and the exercise price thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of the Corporation resulting from a subdivision or consolidation of shares, including, but not limited to, a stock split, reverse stock split, recapitalization, continuation or reclassification, or the payment of a stock dividend (but only on the Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation. Any fraction of a share subject to option that would otherwise result from an adjustment pursuant to this Section shall be rounded downward to the next full number of shares without other compensation or consideration to the holder of such option.

6.2    Capital Transactions.    Upon a sale or exchange of all or substantially all of the assets of the Corporation, a merger or consolidation in which the Corporation is not the surviving corporation, a merger, reorganization or consolidation in which the Corporation is the surviving corporation and shareholders of the Corporation exchange their stock for securities or property, a liquidation of the Corporation, or similar transaction as determined by the Committee (“Capital Transaction”), this Plan and each option issued under this Plan, whether vested or unvested, shall terminate, unless such options are assumed by a successor corporation in a merger or consolidation, immediately prior to such Capital Transaction; provided, however, that unless the outstanding options are assumed by a successor corporation in a merger or consolidation, subject to terms approved by the Committee, all optionees will have the right, during the 15 days prior to such Capital Transaction, to exercise all vested options. The Corporation shall, subject to any nondisclosure provisions, attempt to provide optionees at least 15 days notice of the option termination date. The Committee may (but shall not be obligated to) (i) accelerate the vesting of any option or (ii) apply the foregoing provisions, including but not limited to termination of this Plan and options granted pursuant to the Plan, in the event there is a sale of 51% or more of the stock of the Corporation in any two year period or a transaction similar to a Capital Transaction.

6.3    Adjustments.    To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

6.4    Ability to Adjust.    The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

6.5    Notice of Adjustment.    Whenever the Corporation shall take any action resulting in any adjustment provided for in this Section, the Corporation shall forthwith deliver notice of such action to each optionee, which notice shall set forth the number of shares subject to the option and the exercise price thereof resulting from such adjustment.

6.6    Limitation on Adjustments.    Any adjustment, assumption or substitution of an Incentive Option shall comply with Section 425 of the Code, if applicable.

7.    NONASSIGNABILITY.    Options granted under this Plan may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of intestate succession, and may be exercised during the lifetime of an optionee only by such optionee. Any transfer in violation of this Section shall void such option, and any Stock Option Agreement entered into by the optionee and the Corporation regarding such transferred option shall be void and have no further force or effect. No option shall be pledged or hypothecated in any way, nor shall any option be subject to execution, attachment or similar process.

8.    NO RIGHT OF EMPLOYMENT.    Neither the grant nor exercise of any option nor anything in this Plan shall impose upon the Corporation or any other corporation any obligation to employ or continue to employ any optionee. The right of the Corporation and any other corporation to terminate any employee shall not be diminished or affected because an option has been granted to such employee.

9.    TERM OF PLAN.    This Plan is effective on the date the Plan is adopted by the Board of Directors and options may be granted pursuant to the Plan from time to time within a period of ten (10) years from such date, or the date of any required shareholder approval required under the Plan, if earlier. Termination of the Plan shall not affect any option theretofore granted.

10.    AMENDMENT OF THE PLAN.    The Board of Directors of the Corporation may, subject to any required shareholder approval, suspend, discontinue or terminate the Plan, or revise or amend it in any respect whatsoever with respect to any shares of Stock at that time not subject to options.

11.    APPLICATION OF FUNDS.    The proceeds received by the Corporation from the sale of Stock pursuant to options may be used for general corporate purposes.

12.    RESERVATION OF SHARES.    The Corporation, during the term of this Plan, shall at all times reserve and keep available such number of shares of Stock as shall be sufficient to satisfy the requirements of the Plan.

13.    NO OBLIGATION TO EXERCISE OPTION.    The granting of an option shall not impose any obligation upon the optionee to exercise such option.

14.    APPROVAL OF BOARD OF DIRECTORS AND SHAREHOLDERS.    The Plan shall not take effect until approved by the Board of Directors of the Corporation. This Plan shall be approved by a vote of the shareholders within 12 months from the date of approval by the Board of Directors. In the event such shareholder vote is not obtained, all options granted hereunder, whether vested or unvested, shall be null and void. Further, any stock acquired pursuant to the exercise of any options under this Agreement may not count for purposes of determining whether shareholder approval has been obtained.

15.    WITHHOLDING TAXES.    Notwithstanding anything else to the contrary in this Plan or any Stock Option Agreement, the exercise of any option shall be conditioned upon payment by such optionee in cash, or other provisions satisfactory to the Committee, of all local, state, federal or other withholding taxes applicable, in the Committee’s judgment, to the exercise or to later disposition of shares acquired upon exercise of an option.

16.    PARACHUTE PAYMENTS.    Any outstanding option under the Plan may not be accelerated to the extent any such acceleration of such option would, when added to the present value of other payments in the nature of compensation which becomes due and payable to the optionee would result in the payment to such optionee of an excess parachute payment under Section 280G of the Code. The existence of any such excess parachute payment shall be determined in the sole and absolute discretion of the Committee.

17.    SECURITIES LAWS COMPLIANCE.    Notwithstanding anything contained herein, the Corporation shall not be obligated to grant any option under this Plan or to sell, issue or effect any transfer of any Stock unless such grant, sale, issuance or transfer is at such time effectively (i) registered or exempt from registration under the Securities Act of 1933, as amended (the “Act”), and (ii) qualified or exempt from qualification under the California Corporate Securities Law of 1968 and any other applicable state securities laws. As a condition to exercise of any option, each optionee shall make such representations as may be deemed appropriate by counsel to the Corporation for the Corporation to use any available exemption from registration under the Act or qualification under any applicable state securities law.

18.    RESTRICTIVE LEGENDS.    The certificates representing the Stock issued upon exercise of options granted pursuant to this Plan will bear any legends required by applicable securities laws as determined by the Committee.

19.    NOTICES.    Any notice to be given under the terms of the Plan shall be addressed to the Corporation in care of its Secretary at its principal office, and any notice to be given to an optionee shall be addressed to such optionee at the address maintained by the Corporation for such person or at such other address as the optionee may specify in writing to the Corporation.

20.    INFORMATION TO PARTICIPANTS.    The Corporation shall make available to all holders of options the information required pursuant to § 260.140.46 of the California Code of Regulations.

As adopted by the Board of Directors on January 9, 2006.

MITEK SYSTEMS, INC, a Delaware corporation By: _______________________________________________________ James B. DeBello President and Chief Executive Officer

EXHIBIT A
                        , 200

Mitek Systems, Inc.
8911 Balboa Ave, Suite B
San Diego, CA 92123

Re:    2006 Stock Option Plan

To Whom It May Concern:

This letter is delivered to Mitek Systems, Inc., a Delaware corporation (the “Corporation”), in connection with the grant to                          (the “Optionee”) of an option (the “Option”) to purchase               shares of common stock of the Corporation (the “Stock”) pursuant to the Mitek Systems, Inc. 2006 Stock Option Plan (the “Plan”). The Optionee understands that the Corporation’s receipt of this letter executed by the Optionee is a condition to the Corporation’s willingness to grant the Option to the Optionee.

The Optionee acknowledges that the grant of the Option by the Corporation is in lieu of any and all other promises of the Corporation to the Optionee, whether written or oral, express or implied, regarding the grant of options or other rights to acquire Stock. Accordingly, in anticipation of the grant of the Option, the Optionee hereby relinquishes all rights to such other rights, if any, to acquire stock of the Corporation.

In addition, the Optionee makes the following representations and warranties with the understanding that the Corporation will rely upon them.

1.    The Optionee acknowledges receipt of a copy of the Plan and Agreement. The Optionee has carefully reviewed the Plan and Agreement.

2.    The Optionee acknowledges receipt of a prospectus regarding the Plan which includes the information required by Section (a)(1) of Rule 428 under the Securities Act of 1933.

3.    The Optionee understands and acknowledges that the Option and the Stock are subject to the terms and conditions of the Plan.

4.    The Optionee understands and agrees that, at the time of exercise of any part of the Option for Stock, the Optionee may be required to provide the Corporation with additional representations, warranties and/or covenants similar to those contained in this letter.

5.    The Optionee is a resident of the State of

6.    The Optionee will notify the Corporation immediately of any change in the above information which occurs before the Option is exercised in full by the Optionee.

The foregoing representations and warranties are given on                         , at                         .

OPTIONEE:

EXHIBIT A — Page 1

EXHIBIT B
                        , 200

Mitek Systems, Inc.
8911 Balboa Ave, Suite B
San Diego, CA 92123

Re:    2006 Stock Option Plan

To Whom It May Concern:

I (the “Optionee”) hereby exercise my right to purchase     shares of common stock (the “Stock”) of Mitek Systems, Inc., a Delaware corporation (the “Corporation”), pursuant to, and in accordance with, the Mitek Systems, Inc. 2006 Stock Option Plan dated January 9, 2006 (the “Plan”) and Stock Option Agreement (the “Agreement”) dated                         ,     . As provided in such Plan, I deliver herewith payment as set forth in the Plan in the amount of the aggregate option exercise price. Please deliver to me at my address as set forth above stock certificates representing the subject shares registered in my name (and (spouse), as (style of vesting)).

The Optionee hereby represents and agrees as follows:

1.    The Optionee acknowledges receipt of a copy of the Plan and Agreement. The Optionee has carefully reviewed the Plan and Agreement.

2.    The Optionee is a resident of the State of                         .

3.    The Optionee represents and agrees that if the Optionee is an “affiliate” (as defined in Rule 144 under the Securities Act of 1933) of the Corporation at the time the Optionee desires to sell any of the Stock, the Optionee will be subject to certain restrictions under, and will comply with all of the requirements of, applicable federal and state securities laws.

The foregoing representations and warranties are given on                          at                         .

OPTIONEE:

EXHIBIT B — Page 1

APPENDIX B

Mitek Systems, Inc.
Audit Committee Charter

Organization

There shall be a committee of the Board of Directors of Mitek Systems, Inc. (the “Company”) to be known as the Audit Committee. The Audit Committee shall be composed of directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as an Audit Committee member. The members of the Audit Committee shall satisfy the independence, financial literacy and experience requirements of Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the NASDAQ and any other applicable regulatory requirements.

Statement of Policy

The Audit Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility with respect to (1) the integrity of the Company’s financial statements; (2) the independent auditor’s qualifications and independence; (3) the performance of the Company’s internal audit function and independent auditor; and (4) the compliance by the Company with legal and regulatory requirements. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the Board, the independent auditor, and the financial management of the Company.

Responsibilities and Powers

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

In carrying out these responsibilities, the Audit Committee shall:

Regarding the independent auditor:

•	Be directly responsible for the appointment, compensation and oversight of the work of the independent auditor (including resolutions of disagreements between management and the independent auditor regarding financial reporting).

•	Be reported to directly by the independent auditor.

•	Review in advance, and grant any appropriate pre-approvals of (1) all auditing services; (2) permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de-minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to completion of the audit.

•	Review and discuss with the independent auditor all relationships the independent auditor has with the Company in order to evaluate the independent auditor’s continued independence. The Audit Committee: (i) shall ensure that the independent auditor submits to the Audit Committee on an annual basis a written statement (consistent with Independent Standards Board Standards No. 1) delineating all relationships and services that may impact the objectivity and independence of the independent auditor; (ii) shall discuss with the independent auditor any disclosed relationship or services that may impact the objectivity and independence of the independent auditor; and (iii) shall satisfy itself as to the independent auditor’s independence

•	Meet with the independent auditor and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditor.

•	Review with the independent auditor the financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Audit Committee periodically should review the Company’s policy statements to determine their adherence to the Company’s code of conduct.

•	Have the power to investigate any matter brought to its attention within the scope of its duties.

•	Have the power to retain and determine appropriate compensation for any independent legal, accounting or other advisors to advise the Audit Committee if, in its judgment, that is appropriate.

•	Provide sufficient opportunity for the independent auditor to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the auditor’s evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditor received during the course of the audit.

•	Confirm the lead audit partner, or the lead audit partner responsible for reviewing the audit, for the Company’s independent auditor is rotated as required by applicable law or regulation.

Regarding Financial Statements:

•	Review and discuss with management and the independent auditor the Company’s quarterly financial statements (including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the independent auditor’s review of the quarterly financial statements) prior to submission to stockholders, any governmental body, any stock exchange or the public.

•	Review and discuss: (i) with management and the independent auditor the Company’s annual audited financial statements (including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”).

•	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit.

•	Recommend to the Board of Directors, if appropriate, that the Company’s annual audited financial statements be included in the Company’s annual report on Form 10-K for filing with the Securities and Exchange Commission.

•	Prepare the report required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement and any other Committee reports required by applicable securities laws or stock exchange listing requirements or rules.

Regarding Periodic and Annual Reviews:

•	Periodically review separately with each of management and the independent auditor (i) any significant disagreement between management and the independent auditor in connection with the preparation of the financial statements, (ii) any difficulties encountered during the course of the audit (including any restrictions on the scope of work or access to required information), and (iii) management’s response to each.

•	Periodically discuss with the independent auditor, without management being present, (i) its judgments about the quality, appropriateness, and acceptability of the Company’s accounting principles and financial disclosure practices, as applied in its financial reporting, and (ii) the completeness and accuracy of the Company’s financial statements.

•	Review with management, the independent auditor and the Company’s counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company’s financial statements, including significant changes in accounting standards or rules as promulgated by the Financial Accounting Standards Board, the Securities and Exchange Commission or other regulatory authorities with relevant jurisdiction.

Regarding Management:

•	Review and discuss with management the Company’s earnings press releases (including the use of “pro forma” or “adjusted” non-GAAP information) as well as financial information and earnings guidance provided to analysts and rating agencies.

•	Review and discuss with management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current of future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

•	Inquire about the application of the Company’s accounting policies and its consistency from period to period, and the compatibility of these accounting policies with generally accepted accounting principles, and (where appropriate) the Company’s provisions for future occurrences which may have a material impact on the financial statements of the Company.

•	Review and discuss with management (i) the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures (including management’s risk assessment and risk management policies), and (ii) the program that management has established to monitor compliance with its code of business ethics and conduct for directors, officers and employees.

•	Obtain explanations from management for unusual variances in the Company’s annual financial statements from year to year, and review annually the independent auditor’s letter of the recommendations to management and management’s response.

•	In consultation with the independent auditor and management, review the adequacy of the Company’s internal control structure and systems, and the procedures designed to insure compliance with laws and regulations.

•	Establish “whistleblower” procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Miscellaneous Duties and Responsibilities.

•	Review and approve all related-party transactions.

•	Review and approve (i) any change or waiver in the Company’s code of business conduct and ethics for directors or executive officers, and (ii) any disclosure made on Form 8-K regarding such change or waiver.

•	Review with management and the independent auditor the sufficiency and quality of the financial and accounting personnel of the Company.

•	Review and reassess the adequacy of this Audit Committee Charter annually and recommend to the Board any changes the Audit Committee deems appropriate.

•	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the Board of Directors.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.	Please Mark Here for Address Change or Comments	☐

SEE REVERSE SIDE

1.	ELECTION OF DIRECTORS

	FOR all nominees listed to the right (except as marked to the contrary)		WITHHOLD AUTHORITY to vote for all nominees listed to the right
	☐		☐

2.	Approval of 2006 Stock Option Plan.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐
NOMINEES:	01 John M. Thornton, 02 Sally B. Thornton, 03 James B. DeBello, 04 Gerald I. Farmer, 05 Michael Bealmear, 06 William P. Tudor, 07 Vinton Cunningham

INSTRUCTION:	Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

		FOR	AGAINST	ABSTAIN
3.	Ratify the appointment of Stonefield Josephson, Inc. as the Company's 2006 Auditors.	☐	☐	☐
4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a artnership, please sign in partnership name by authorized person.

Dated:	, 2006

Signature

Signature if held jointly

PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE
é FOLD AND DETACH HERE é

Annual Meeting of Stockholders February 22, 2006 Mitek Systems, Inc. 8911 Balboa Ave. Suite B San Diego, CA 92123

PROXY
MITEK SYSTEMS, INC. ANNUAL MEETING OF STOCKHOLDERS FEBRUARY 22, 2006 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John M. Thornton and James B. DeBello as proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Mitek Systems, Inc. standing in the name of the undersigned with all power which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held February 22, 2006 or any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

é FOLD AND DETACH HERE é

ADMISSION TICKET

Annual Meeting
of
Mitek Systems, Inc.
Stockholders

Wednesday, February 22, 2006
1:00 p.m.
Mitek Systems, Inc.
8911 Balboa Ave.
Suite B
San Diego, CA 92123

Agenda

• Election of Directors
• Approval of 2006 Stock Option Plan
• Ratify the appointment of Stonefield Josephson, Inc. as auditors
• Report on the progress of the corporation
• Informal discussion among stockholders in attendance